Exhibit 99.1

Contact:	Curtis Garner
Chief Financial Officer
Otelco Inc.
205-625-3571
Curtis@otelcotel.com.

Otelco Reports Second Quarter 2011 Results

ONEONTA, Alabama (August 3, 2011) – Otelco Inc. (NASDAQ: OTT) (TSX: OTT.un), a wireline telecommunications services provider in Alabama, Maine, Massachusetts, Missouri, New Hampshire and West Virginia, today announced results for its second quarter ended June 30, 2011.  Key highlights for Otelco include:

•	Total revenues of $25.5 million for second quarter 2011.
•	Operating income of $7.3 million for second quarter 2011.
•	Adjusted EBITDA (as defined below) of $11.9 million for second quarter 2011.

“After a slow start in the first quarter of the year, our second quarter results generated growth in revenue, operating margin and EBITDA when compared to first quarter. The management team focused on delivering superior service and controlling costs. With our expanded CLEC sales and marketing capability finally in place and the completion of our six colocation facilities in New Hampshire, we are in a position to begin to see growth in our non-regulated business.

“Our cash position remains strong,” continued Weaver.  “In May, we made another voluntary repayment on our senior debt of $0.4 million representing a reduction of $11.5 million since the credit facility was renewed in October 2008. Capital investments of $3.5 million in our business infrastructure during the quarter, including approximately $0.7 million to replace assets damaged by spring tornadoes in Alabama, will support both growth and cost improvements in all of our service territories.

“The planned acquisition of Shoreham Telephone Company in Vermont is on schedule to close in fourth quarter,” added Weaver.  “Shoreham will also anchor our CLEC expansion into the fourth New England state.

“The strength of our commitment to building value for and returning cash to our shareholders is unwavering, as evidenced by our twenty-sixth consecutive IDS dividend,” Weaver concluded.

Distribution to Income Deposit Security Holders

Each quarter, the Board will consider the declaration of dividends during its normally scheduled meeting.  For this quarter, the Board is meeting on August 11, 2011.  The scheduled interest and any dividend declared will be paid on September 30, 2011, to holders of record as of the close of business on September 15, 2011.  The interest payment will cover the period from June 30, 2011 through September 29, 2011.  Currently, it is anticipated that the Company’s dividends in 2011 will continue to be treated as a return of capital for tax purposes.  The Company has made twenty-six successive quarterly distributions of dividends and interest since its IDSs were originally offered to the public in December 2004.

- MORE -

Otelco Reports Second Quarter 2011 Results Page 2 August 3, 2011

Second Quarter 2011 Financial Summary
(Dollars in thousands, except per share amounts)

	Three Months Ended June 30,		Change
	2010	2011	Amount	Percent
Revenues	$26,511	$25,501	$(1,010)	(3.8)%
Operating income	$7,011	$7,327	$316	4.5%
Interest expense	$(6,179)	$(6,199)	$20	0.3%
Net income available to stockholders	$417	$1,283	$866	*
Basic net income per share	$0.03	$0.10	$0.07	*
Diluted net income per share	$0.03	$0.10	$0.07	*

Adjusted EBITDA(a)	$12,890	$11,887	$(1,003)	(7.8)%
Capital expenditures	$2,333	$3,508	$1,175	50.4%

* Not a meaningful calculation

	Six Months Ended June 30,		Change
	2010	2011	Amount	Percent
Revenues	$52,305	$50,893	$(1,412)	(2.7)%
Operating income	$12,880	$12,647	$(233)	(1.8)%
Interest expense	$(12,168)	$(12,369)	$201	1.7%
Net income available to stockholders	$32	$1,288	$1,256	*
Basic net income per share	$-	$0.10	$0.10	*
Diluted net income per share	$-	$0.10	$0.10	*

Adjusted EBITDA(a)	$25,220	$23,300	$(1,920)	(7.6)%
Capital expenditures	$4,087	$6,351	$2,264	55.4%

* Not a meaningful calculation

Reconciliation of Adjusted EBITDA to Net Income
	Three Months ended June 30,		Six Months ended June 30,
	2010	2011	2010	2011
Net income	$417	$1,283	$32	$1,288
Add: Depreciation	3,327	2,307	6,900	5,829
Interest expense - net of premium	5,840	5,857	11,491	11,685
Interest expense - amortize loan cost	339	342	677	684
Income tax expense	262	357	1	359
Change in fair value of derivatives	176	(480)	1,062	(986)
Loan fees	19	19	38	38
Amortization - intangibles	2,510	2,202	5,019	4,403
Adjusted EBITDA	$12,890	$11,887	$25,220	$23,300

 (a) Adjusted EBITDA is defined as consolidated net income (loss) plus interest expense, depreciation and amortization, income taxes and certain non-recurring fees, expenses or charges and other non-cash charges reducing consolidated net income.  Adjusted EBITDA is not a measure calculated in accordance with generally acceptable accounting principles (GAAP).  While providing useful information, Adjusted EBITDA should not be considered in isolation or as a substitute for consolidated statement of operations data prepared in accordance with GAAP.  The Company believes Adjusted EBITDA is useful as a tool to analyze the Company on the basis of operating performance and leverage.  The definition of Adjusted EBITDA corresponds to the definition of Adjusted EBITDA in the indenture governing the Company’s senior subordinated notes and its credit facility and certain of the covenants contained therein.  The Company’s presentation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies.

- MORE -

Otelco Reports Second Quarter 2011 Results Page 3 August 3, 2011

Otelco Inc. - Key Operating Statistics

					Quarterly
	December 31,		March 31,	June 30,	% Change from
	2009	2010	2011	2011	March 31, 2011
Otelco access line equivalents(1)	100,356	99,639	99,271	98,304	(1.0)%

RLEC and other services:
Voice access lines	48,215	45,461	44,770	44,113	(1.5)%
Data access lines	20,066	20,852	21,158	21,137	(0.1)%
Access line equivalents(1)	68,281	66,313	65,928	65,250	(1.0)%
Cable television customers	4,195	4,227	4,029	4,054	0.6%
Satellite television customers	100	125	217	222	2.3%
Additional internet customers	9,116	6,975	6,435	6,046	(6.0)%
RLEC dial-up	786	393	341	307	(10.0)%
Other dial-up	6,439	4,300	3,786	3,403	(10.1)%
Other data lines	1,891	2,282	2,308	2,336	1.2%

CLEC:
Voice access lines	28,647	29,944	30,084	29,842	(0.8)%
Data access lines	3,428	3,382	3,259	3,212	(1.4)%
Access line equivalents(1)	32,075	33,326	33,343	33,054	(0.9)%
Wholesale network connections	132,324	149,043	152,101	154,785	1.8%

	For the Years Ended		For the Three Months Ended
	December 31,		March 31,	June 30,
	2009	2010	2011	2011
Total Revenues (in millions):	$103.8	$104.4	$25.4	$25.5
RLEC	$60.8	$58.4	$14.2	$14.3
CLEC	$43.0	$46.0	$11.2	$11.2

__________________________
(1) We define access line equivalents as voice access lines and data access lines (including cable modems, digital subscriber lines, and dedicated data access trunks).

FINANCIAL DISCUSSION FOR SECOND QUARTER 2011:

Revenues

Total revenues decreased 3.8% in the three months ended June 30, 2011, to $25.5 million from $26.5 million in the three months ended June 30, 2010.  A one-time settlement in 2010 accounted for the majority of the difference. In addition, declines from the traditional loss of RLEC voice access line related revenues were not fully offset by growth in CLEC and cable television revenues.  The table below provides the components of our revenues for the three months ended June 30, 2011 compared to the same period of 2010.

	Three Months Ended June 30,		Change
	2010	2011	Amount	Percent
	(dollars in thousands)
Local services	$12,286	$11,940	$(346)	(2.8) %
Network access	8,604	8,076	(528)	(6.1)
Cable television	699	707	8	1.1
Internet	3,527	3,458	(69)	(2.0)
Transport services	1,395	1,320	(75)	(5.4)
Total	$26,511	$25,501	$(1,010)	(3.8)

- MORE -

Otelco Reports Second Quarter 2011 Results Page 4 August 3, 2011

Local services revenue decreased 2.8% in the second quarter to $11.9 million from $12.3 million in the quarter ended June 30, 2010.  The growth in CLEC revenue accounted for an increase of $0.1 million. RLEC revenue decreased $0.4 million reflecting the decline in RLEC voice access lines. Network access revenue decreased 6.1% in the second quarter to $8.1 million from $8.6 million in the quarter ended June 30, 2010. Interstate and intrastate switched access declined $0.1 million. A one-time settlement in 2010 accounted for the remainder of the difference. Cable television revenue in the three months ended June 30, 2011, increased 1.1% to remain at $0.7 million in the same periods for 2011 and 2010.  Growth in IPTV subscribers and the shift to high-definition packages in Alabama was offset by the decline in revenue associated with the conversion of our Missouri cable customers to satellite services during first quarter 2011. Internet revenue for the second quarter 2011 decreased 2.0% to stay at $3.5 million in the three months ended June 30, 2011 and 2010. Growth in broadband data lines offset the loss of dial-up subscribers.  Transport services revenue decreased 5.4% to $1.3 million in the three months ended June 30, 2011 from $1.4 million for the same period in 2010.  Market price changes for new and existing customers caused the decline.

Operating Expenses

Operating expenses in the three months ended June 30, 2011, decreased 6.8% to $18.2 million from $19.5 million in the three months ended June 30, 2010.  Cost of services and products increased 3.2% to $10.8 in the quarter ended June 30, 2011, from $10.4 million in the quarter ended June 30, 2010. Higher costs associated with the hosted PBX product support were partially offset by reduced overhead expenses. Selling, general and administrative expenses decreased 10.1% to $2.9 million in the three months ended June 30, 2011, from $3.2 million in the three months ended June 30, 2010, primarily related to a non-recurring reduction in employee and benefit costs and operating taxes plus lower legal expenses, partially offset by higher uncollectible expenses associated with carrier billing and customer credits. Depreciation and amortization for second quarter 2011 decreased 22.7% to $4.5 million from $5.8 million in second quarter 2010.  Amortization of intangible assets associated with the Country Road acquisition decreased $0.3 million, including contract and customer base intangible assets. The remaining decrease of $1.0 million reflects lower depreciation of plant assets in Otelco’s regulated entities as assets become fully depreciated.

Interest Expense

Interest expense was constant at $6.2 million in the quarter ended June 30, 2011 compared to a year ago. The increase in interest expense associated with the additional senior subordinated notes issued in the exchange of our Class B shares in June 2010 was offset by lower interest costs on our senior long-term notes resulting from voluntary principal prepayments of $6.5 million since second quarter 2010.

Change in Fair Value of Derivatives

As a requirement of the existing senior debt, the Company has two interest rate swap agreements intended to hedge changes in interest rates on its senior debt. The swap agreements do not qualify for hedge accounting under the technical requirements of Accounting Standards Codification 815. Changes in value for the two swaps are reflected in change in the fair value of derivatives on the income statement and have no impact on cash. Over the life of the swaps, the change in value will be zero, with no impact on Adjusted EBITDA or operations.  The liability for the swap decreased $0.5 million in second quarter 2011 compared to an increase in the liability for the swap of $0.2 million in the second quarter of 2010.

Adjusted EBITDA

Adjusted EBITDA for the three months ended June 30, 2011, was $11.9 million compared to $12.9 million for the same period in 2010 and $11.4 million in the first quarter of 2011.  A one-time settlement in 2010 was a significant factor in the difference. See financial tables for a reconciliation of Adjusted EBITDA to net income.

- MORE -

Otelco Reports Second Quarter 2011 Results Page 5 August 3, 2011

Balance Sheet

As of June 30, 2011, the Company had cash and cash equivalents of $16.4 million compared to $18.2 million at the end of 2010.  The Company made a $0.4 million voluntary prepayment in May 2011 on its senior long-term notes payable, reducing the balance to $162.0 million. This represents a combined reduction of $11.5 million since October 2008. The second quarter distribution of $5.6 million in interest and dividends to our shareowners, and $0.3 million in interest to our bond holders, occurred on June 30, 2011.  This represents the twenty-sixth consecutive quarterly distribution since going public in December 2004.

Capital Expenditures

Capital expenditures were $3.5 million for the quarter as the Company continues to grow and invest in its infrastructure; implement cost saving projects; and complete the repairs associated with the spring tornados in Alabama and Missouri.

Second Quarter Earnings Conference Call

Otelco has scheduled a conference call, which will be broadcast live over the internet, on Thursday, August 4, 2011, at 11:00 a.m. ET.  To participate in the call, participants should dial (719) 457-2679 and ask for the Otelco call 10 minutes prior to the start time.  Investors, analysts and the general public will also have the opportunity to listen to the conference call free over the internet by visiting the Company's website at www.OtelcoInc.com or www.earnings.com. To listen to the live call online, please visit the website at least 15 minutes early to register, download and install any necessary audio software.  For those who cannot listen to the live webcast, a replay of the webcast will be available on the Company's website at www.OtelcoInc.com or www.earnings.com for 30 days.  A one-week telephonic replay may also be accessed by calling (719) 457-0820 and using the passcode 5292035.

ABOUT OTELCO

Otelco Inc. provides wireline telecommunications services in Alabama, Maine, Massachusetts, Missouri, New Hampshire and West Virginia.  The Company’s services include local and long distance telephone, network access, transport, digital high-speed data lines and dial-up internet access, cable television and other telephone related services. With more than 98,000 voice and data access lines, which are collectively referred to as access line equivalents, Otelco is among the top 25 largest local exchange carriers in the United States based on number of access lines.  Otelco operates ten incumbent telephone companies serving rural markets, or rural local exchange carriers.  It also provides competitive retail and wholesale communications services through several subsidiaries.  For more information, visit the Company’s website at www.OtelcoInc.com.

FORWARD LOOKING STATEMENTS

Statements in this press release that are not statements of historical or current fact constitute forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements which explicitly describe such risks and uncertainties, readers are urged to consider statements labeled with the terms “believes”, “belief,” “expects,” ‘intends,” “anticipates,” “plans,” or similar terms to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company’s filings with the Securities and Exchange Commission.

- MORE -

Otelco Reports Second Quarter 2011 Results Page 6 August 3, 2011

OTELCO INC.
CONSOLIDATED BALANCE SHEETS

	December 31,	June 30,
	2010	2011
Assets		(unaudited)
Current assets
Cash and cash equivalents	$18,226,374	$16,433,171
Accounts receivable:
Due from subscribers, net of allowance for doubtful
accounts of $230,752 and $280,924, respectively	4,406,257	3,981,258
Unbilled receivables	2,161,277	2,182,458
Other	4,299,088	5,209,607
Materials and supplies	1,817,311	1,905,575
Prepaid expenses	1,305,028	946,894
Deferred income taxes	626,267	626,267
Total current assets	32,841,602	31,285,230

Property and equipment, net	63,887,213	63,644,065
Goodwill	188,190,078	188,190,078
Intangible assets, net	25,934,042	22,312,111
Investments	1,967,095	1,954,340
Deferred financing costs	5,757,825	5,073,776
Deferred income taxes	4,415,097	4,415,097
Other assets	183,946	142,326
Total assets	$323,176,898	$317,017,023

Liabilities and Stockholders' Deficit
Current liabilities
Accounts payable	$768,055	$657,999
Accrued expenses	7,926,954	6,769,695
Advance billings and payments	1,595,133	1,525,201
Deferred income taxes	353,285	353,285
Customer deposits	172,479	183,349
Total current liabilities	10,815,906	9,489,529
Deferred income taxes	42,512,576	42,512,576
Interest rate swaps	2,471,331	1,485,090
Advance billings and payments	656,968	636,276
Other liabilities	368,349	350,543
Long-term notes payable	271,595,855	271,159,708
Total liabilities	328,420,985	325,633,722

Stockholders' Deficit
Class A Common Stock, $.01 par value-authorized 20,000,000 shares;
issued and outstanding 13,221,404 shares	132,214	132,214
Additional paid in capital	921,718	-
Retained deficit	(6,298,019)	(8,748,913)
Total stockholders' deficit	(5,244,087)	(8,616,699)
	$323,176,898	$317,017,023

- MORE -

Otelco Reports Second Quarter 2011 Results Page 7 August 3, 2011

OTELCO INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three months ended June 30,		Six months ended June 30,
	2010	2011	2010	2011
Revenues	$26,510,944	$25,501,062	$52,305,153	$50,893,060

Operating expenses
Cost of services and products	10,427,781	10,756,512	21,037,973	21,776,724
Selling, general and administrative expenses	3,236,515	2,909,960	6,467,512	6,237,017
Depreciation and amortization	5,835,311	4,507,979	11,919,602	10,231,997
Total operating expenses	19,499,607	18,174,451	39,425,087	38,245,738

Income from operations	7,011,337	7,326,611	12,880,066	12,647,322

Other income (expense)
Interest expense	(6,179,470)	(6,199,172)	(12,168,112)	(12,369,303)
Change in fair value of derivatives	(176,279)	480,086	(1,062,449)	986,241
Other income	24,027	33,148	382,859	382,497
Total other expenses	(6,331,722)	(5,685,938)	(12,847,702)	(11,000,565)

Income before income tax	679,615	1,640,673	32,364	1,646,757
Income tax expense	(262,339)	(357,396)	(744)	(358,828)

Net income available to common stockholders	$417,276	$1,283,277	$31,620	$1,287,929

Weighted average common shares outstanding:
Basic	12,812,901	13,221,404	12,747,540	13,221,404
Diluted	13,221,404	13,221,404	13,221,404	13,221,404
Basic net income per common share	$0.03	$0.10	$-	$0.10
Diluted net income per common share	$0.03	$0.10	$-	$0.10

Dividends declared per common share	$0.18	$0.18	$0.35	$0.35

- MORE -

Otelco Reports Second Quarter 2011 Results Page 8 August 3, 2011

OTELCO INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	Six months ended
	June 30,
	2010	2011
Cash flows from operating activities:
Net income	$31,620	$1,287,929
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation	6,900,218	5,829,266
Amortization	5,019,383	4,402,731
Amortization of debt premium	(44,820)	(50,319)
Amortization of loan costs	677,302	684,048
Change in fair value of derivatives	1,062,449	(986,241)
Provision for uncollectible revenue	65,581	322,029
Changes in operating assets and liabilities; net of operating assets and liabilities acquired:
Accounts receivable	(16,151)	(778,135)
Material and supplies	(25,002)	(88,264)
Prepaid expenses and other assets	373,651	345,828
Income tax receivable	389,486	-
Accounts payable and accrued liabilities	(358,957)	(1,267,317)
Advance billings and payments	(58,444)	(90,624)
Other liabilities	(2,041)	(6,935)

Net cash from operating activities	14,014,275	9,603,996

Cash flows used in investing activities:
Acquisition and construction of property and equipment	(4,087,263)	(6,350,827)
Deferred charges	(1,041)	-

Net cash used in investing activities	(4,088,304)	(6,350,827)

Cash flows used in financing activities:
Cash dividends paid	(4,564,546)	(4,660,544)
Direct cost of exchange of Class B shares for Class A common shares	(194,053)	-
Principal repayment of long-term debt	-	(385,828)
Loan origination costs	(155,160)	-

Net cash used in financing activities	(4,913,759)	(5,046,372)

Net increase (decrease) in cash and cash equivalents	5,012,212	(1,793,203)
Cash and cash equivalents, beginning of period	17,731,044	18,226,374

Cash and cash equivalents, end of period	$22,743,256	$16,433,171

Supplemental disclosures of cash flow information:
Interest paid	$11,535,629	$11,735,574

Income taxes paid (received)	$(289,163)	$158,003

-END-